                                                               EXHIBIT 23

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  hereby  consent  to the  incorporation  by  reference  in  the  Registration
Statements  on Forms  S-3  (Nos.  333-37229,  333-46243,  333-52601,  333-58799,
333-64069,  333-75253,  333-92023,  333-93761,  333-94815, 333-44928, 333-46738,
333-54160, 333-61948, 333-74180, 333-02672, 333-100759,  333-115572, 333-127658,
333-133933, 333-137466, 333-137467) and on Forms S-8 (Nos. 333-05705, 333-12551,
333-58801,  333-60731,  333-89631,  333-91985,  333-37624, 333-37626, 333-74050,
333-115573,  333-115574, 333-127659, 333-127665) of Home Properties, Inc. of our
report dated February 28, 2007 relating to the financial  statements,  financial statement  schedules,  management's  assessment of the effectiveness of internal control over financial  reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, MA
February 28, 2007